UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 12, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18706 (Commission File Number)	95-3086563 (IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania (Address of Principal Executive Offices)	15055 (Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On November 12, 2007, the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) approved the following non-employee director cash compensation arrangements, effective beginning with the third quarter of the Company’s fiscal year ending March 31, 2008.
•	Each non-employee member of the Board will receive an annual retainer of $35,000 per year, payable quarterly.

•	Meeting fees for Board and Board committee meetings will remain as follows: $2,000 for each Board meeting attended in person; $1,000 for each Board meeting attended by telephone; $1,500 for each meeting of the Audit Committee of the Board attended in person or by telephone; and $1,000 for each meeting of the Compensation Committee of the Board, the Governance Committee of the Board and the Nominating Committee of the Board attended in person or by telephone.

•	The Chairperson of each of the Compensation Committee of the Board, the Governance Committee of the Board and the Nominating Committee of the Board will receive an annual retainer of $5,000, payable quarterly.

•	The Chairperson of the Audit Committee of the Board will receive an annual retainer of $15,000, payable quarterly.

•	The annual retainer of the non-executive Chairperson of the Board will remain at $60,000, payable quarterly.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: November 15, 2007	By:	/s/ Michael McAndrew
Michael McAndrew
Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

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